Marsh 212 345 5000 www.corporate.marsh.com

News release	Exhibit 99.1

Marsh reports second quarter 2026 results
•Revenue Growth of 6%; Underlying Revenue Growth of 5%
•GAAP Operating Income Increases 4%; Adjusted Operating Income Increases 5%
•Second Quarter GAAP EPS of $2.63; Adjusted EPS Increases 9% to $2.96
•Six Months GAAP EPS of $4.99; Adjusted EPS Increases 8% to $6.25

NEW YORK, July 21, 2026 – Marsh (NYSE: MRSH), a global leader in risk, reinsurance and capital, people and investments, and management consulting, today reported financial results for the second quarter ended June 30, 2026.
John Doyle, President and CEO, said: "I am pleased with our solid results in the quarter and our execution in a dynamic environment. Our performance in the first half underscores strong demand for Marsh's expertise and capabilities across risk, people, strategy, and investments.
"For the quarter, we generated 6% overall revenue growth, 5% underlying revenue growth, and 9% growth in adjusted EPS."
Consolidated Results
Consolidated revenue in the second quarter of 2026 was $7.4 billion, an increase of 6% compared with the second quarter of 2025, or 5% on an underlying basis. Operating income increased 4% to $1.9 billion. Adjusted operating income, which excludes noteworthy items and identified intangible amortization expense as presented in the attached supplemental schedules, rose 5% to $2.2 billion. Net income attributable to the Company was $1.3 billion. Earnings per share were $2.63. Adjusted earnings per share increased 9% to $2.96.
For the six months ended June 30, 2026, consolidated revenue was $15.0 billion, an increase of 7% on a GAAP basis or 4% on an underlying basis, compared to the prior year period. Operating income was $3.7 billion, a decrease of 5% from the prior year period. Adjusted operating income rose 7% to $4.6 billion. Net income attributable to the Company was $2.4 billion, or $4.99 per diluted share, compared with $5.23 in the first six months of 2025. Adjusted earnings per share increased 8% to $6.25.

Risk & Insurance Services
Risk & Insurance Services revenue was $4.8 billion in the second quarter of 2026, an increase of 4%, or 3% on an underlying basis. Operating income increased 2% to $1.5 billion, while adjusted operating income increased 3% to $1.7 billion. For the six months ended June 30, 2026, revenue was $9.9 billion, an increase of 5%, or 3% on an underlying basis. Operating income decreased 9% to $2.8 billion, and adjusted operating income increased 5% to $3.6 billion.
Marsh Risk's revenue in the second quarter of 2026 was $4.1 billion, an increase of 6%, or 4% on an underlying basis. In U.S./Canada, underlying revenue growth was 4%. In International, underlying revenue growth was 5%, and included 5% growth in EMEA, 5% growth in Asia Pacific, and 8% growth in Latin America. For the six months ended June 30, 2026, Marsh Risk’s underlying revenue growth was 4%.
Guy Carpenter's revenue in the second quarter was $664 million, a decrease of 2%, on both a GAAP and underlying basis. For the six months ended June 30, 2026, Guy Carpenter’s revenue was flat on an underlying basis.
Consulting
Consulting revenue was $2.6 billion in the second quarter of 2026, an increase of 10%, or 8% on an underlying basis. Operating income increased 10% to $502 million, while adjusted operating income increased 11% to $533 million. For the six months ended June 30, 2026, revenue was $5.2 billion, an increase of 10%, or 7% on an underlying basis. Operating income rose 12% to $1.0 billion, and adjusted operating income increased 12% to $1.1 billion.
Mercer's revenue in the second quarter was $1.6 billion, an increase of 7%, or 5% on an underlying basis. Wealth revenue grew 8%, Health revenue increased 3%, and Career revenue increased 2%, all on an underlying basis. For the six months ended June 30, 2026, Mercer’s revenue was $3.3 billion, an increase of 5% on an underlying basis.
Marsh Management Consulting's revenue in the second quarter of 2026 was $1.0 billion, an increase of 15%, or 13% on an underlying basis. For the six months ended June 30, 2026, Marsh Management Consulting’s revenue was $1.9 billion, an increase of 10% on an underlying basis.
Other Items
The Company repurchased approximately 4.5 million shares of stock for $750 million in the second quarter of 2026. Through six months ended June 30, 2026, the Company has repurchased 8.7 million shares of stock for $1.5 billion.
On July 8, the Board of Directors increased the quarterly dividend by 10% to $0.990 per share, with the third quarter dividend payable on August 14, 2026.

Conference Call
A conference call to discuss second quarter 2026 results will be held today at 8:30 a.m. Eastern time. The live audio webcast may be accessed at corporate.marsh.com. A replay of the webcast will be available approximately two hours after the event. The webcast is listen-only. Those interested in participating in the question-and-answer session may register here to receive the dial-in numbers and unique PIN to access the call.
About Marsh
Marsh (NYSE: MRSH) is a global leader in risk, reinsurance and capital, people and investments, and management consulting, advising clients in 130 countries. With annual revenue of $27 billion and more than 95,000 colleagues, Marsh helps build the confidence to thrive through the power of perspective. For more information, visit corporate.marsh.com, or follow us on LinkedIn and X.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would".
Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Factors that could materially affect our future results include, among other things:
•the impact of geopolitical or macroeconomic conditions on us, our clients and the countries and industries in which we operate, including from the conflict in the Middle East and other wars and global conflicts, social unrest, tariffs or changes in trade policies, slower GDP growth or recession, fluctuations in foreign exchange rates, lower interest rates, capital markets volatility, inflation and changes in insurance premium rates;
•the impact from lawsuits or investigations arising from errors and omissions, breaches of fiduciary duty or other claims against us in our capacity as a broker or investment advisor, including claims related to our investment business’ ability to execute timely trades;
•the increasing prevalence of ransomware, supply chain and other forms of cyber attacks, and their potential to disrupt our operations, or the operations of our third party vendors, and result in the disclosure of confidential client or company information;
•the financial and operational impact of complying with laws and regulations, including domestic and international sanctions regimes, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act, U.K. Anti Bribery Act and cybersecurity, data privacy and artificial intelligence regulations;
•our ability to attract, retain and develop industry leading talent;
•our ability to compete effectively and adapt to competitive pressures and market changes in each of our businesses, including from disintermediation as well as technological change, digital disruption and other types of innovation such as artificial intelligence;
•our ability to manage potential conflicts of interest, including where our services to a client conflict, or are perceived to conflict, with the interests of another client or our own interests;
•our ability to fully realize the opportunities and efficiencies from the Thrive program, which focuses on our brand strategy, delivering greater value to clients, accelerating growth and improving efficiency;
•the regulatory, contractual and reputational risks that arise based on insurance placement activities and insurer revenue streams; and
•the impact of changes in tax laws, guidance and interpretations, such as the implementation of the Organization for Economic Cooperation and Development international tax framework, or the increasing number of challenges from tax authorities in the current global tax environment.
The factors identified above are not exhaustive. Marsh and its consolidated subsidiaries (collectively, the "Company") operate in a dynamic business environment in which new risks emerge frequently. Accordingly, we caution readers not to place undue reliance on any forward-looking statements, which are based only on information currently available to us and speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made.
Further information concerning the Company, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section and the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section of our most recently filed Annual Report on Form 10-K.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$7,404	$6,974	$15,001	$14,035
Expense:
Compensation and benefits	4,141	3,895	8,271	7,745
Other operating expenses	1,364	1,250	3,077	2,456
Operating expenses	5,505	5,145	11,348	10,201
Operating income	1,899	1,829	3,653	3,834
Other net benefit credits	50	48	100	91
Interest income	8	5	19	24
Interest expense	(250)	(243)	(490)	(488)
Investment (loss) income	(5)	7	1	12
Income before income taxes	1,702	1,646	3,283	3,473
Income tax expense	411	415	806	830
Net income before non-controlling interests	1,291	1,231	2,477	2,643
Less: Net income attributable to non-controlling interests	25	20	65	51
Net income attributable to the Company	$1,266	$1,211	$2,412	$2,592
Net income per share attributable to the Company:
- Basic	$2.64	$2.46	$5.00	$5.27
- Diluted	$2.63	$2.45	$4.99	$5.23
Average number of shares outstanding:
- Basic	480	492	482	492
- Diluted	482	495	484	495
Shares outstanding at June 30	478	492	478	492

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended June 30
(Millions) (Unaudited)
The Company advises clients in 130 countries. As a result, foreign exchange rate movements may impact period over period comparisons of revenue. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue. Non-GAAP underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Three Months Ended June 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2026	2025
Risk and Insurance Services
Marsh Risk	$4,071	$3,849	6%	1%	1%	4%
Guy Carpenter	664	677	(2)%	—	—	(2)%
Subtotal	4,735	4,526	5%	1%	1%	3%
Fiduciary Interest Income	88	99
Total Risk and Insurance Services	4,823	4,625	4%	1%	1%	3%
Consulting
Mercer	1,598	1,498	7%	2%	—	5%
Marsh Management Consulting	1,004	873	15%	1%	—	13%
Total Consulting	2,602	2,371	10%	1%	—	8%
Corporate Eliminations	(21)	(22)
Total Revenue	$7,404	$6,974	6%	1%	1%	5%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Three Months Ended June 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2026	2025
Marsh Risk:
EMEA	$1,063	$1,006	6%	1%	(1)%	5%
Asia Pacific	439	409	8%	2%	1%	5%
Latin America	153	132	16%	7%	1%	8%
Total International	1,655	1,547	7%	2%	—	5%
U.S./Canada	2,416	2,302	5%	—	1%	4%
Total Marsh Risk	$4,071	$3,849	6%	1%	1%	4%
Mercer:
Wealth	$740	$685	8%	2%	(2)%	8%
Health	611	594	3%	1%	(1)%	3%
Career	247	219	13%	1%	11%	2%
Total Mercer	$1,598	$1,498	7%	2%	—	5%

* Rounded to whole percentages. Components of revenue may not add due to rounding.
** Acquisitions, dispositions, and other includes the impact of current and prior year items excluded from the calculation of non-GAAP underlying revenue for comparability purposes. Details on these items are provided in the reconciliation of non-GAAP revenue to GAAP revenue tables included in this release.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Six Months Ended June 30
(Millions) (Unaudited)
The Company advises clients in 130 countries. As a result, foreign exchange rate movements may impact period over period comparisons of revenue. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue. Non-GAAP underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Six Months Ended June 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2026	2025
Risk and Insurance Services
Marsh Risk	$7,797	$7,302	7%	2%	1%	4%
Guy Carpenter	1,904	1,883	1%	1%	(1)%	—
Subtotal	9,701	9,185	6%	2%	—	3%
Fiduciary Interest Income	173	202
Total Risk and Insurance Services	9,874	9,387	5%	2%	—	3%
Consulting
Mercer	3,259	2,994	9%	3%	1%	5%
Marsh Management Consulting	1,901	1,691	12%	2%	—	10%
Total Consulting	5,160	4,685	10%	3%	1%	7%
Corporate Eliminations	(33)	(37)
Total Revenue	$15,001	$14,035	7%	2%	1%	4%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Six Months Ended June 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2026	2025
Marsh Risk:
EMEA	$2,271	$2,065	10%	4%	—	6%
Asia Pacific	808	744	9%	3%	1%	5%
Latin America	289	256	13%	7%	—	5%
Total International	3,368	3,065	10%	4%	—	5%
U.S./Canada	4,429	4,237	5%	—	1%	4%
Total Marsh Risk	$7,797	$7,302	7%	2%	1%	4%
Mercer:
Wealth	$1,492	$1,355	10%	4%	—	6%
Health	1,272	1,202	6%	2%	(1)%	5%
Career	495	437	13%	3%	11%	—
Total Mercer	$3,259	$2,994	9%	3%	1%	5%

* Rounded to whole percentages. Components of revenue may not add due to rounding.
** Acquisitions, dispositions and other includes the impact of current and prior year items excluded from the calculation of non-GAAP underlying revenue for comparability purposes. Details on these items are provided in the reconciliation of non-GAAP revenue to GAAP revenue tables included in this release.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended June 30
(Millions) (Unaudited)
Overview
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as in accordance with "GAAP" or "reported" results). The Company also refers to and presents certain additional non-GAAP financial measures, within the meaning of Regulation G and item 10(e) Regulation S-K in accordance with the Securities Exchange Act of 1934. These measures are: non-GAAP revenue, adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.
The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views its businesses, and may differ from similarly titled non-GAAP measures presented by other companies.
Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items and identified intangible amortization expense from the Company's GAAP operating income (loss). The following tables reconcile adjusted operating income (loss) to GAAP operating income (loss) on a consolidated and reportable segment basis for the three and six months ended June 30, 2026 and 2025. The following tables also present adjusted operating margin. For the three and six months ended June 30, 2026 and 2025, adjusted operating margin is calculated by dividing the sum of adjusted operating income by consolidated or segment adjusted revenue. The Company's adjusted revenue used in the determination of adjusted operating margin is calculated by excluding the impact of certain noteworthy items from the Company's GAAP revenue.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended June 30, 2026
Operating income (loss)	$1,478	$502	$(81)	$1,899
Operating margin	30.6%	19.3%	N/A	25.6%
Add (deduct) impact of noteworthy items:
Restructuring (a)	39	8	11	58
Changes in contingent and deferred consideration (b)	11	4	—	15
McGriff integration and retention related costs	44	—	3	47
Acquisition related costs (c)	1	1	—	2
Legal matter (d)	8	—	—	8
Total noteworthy items	103	13	14	130
Identified intangible amortization expense	119	18	—	137
Operating income adjustments	222	31	14	267
Adjusted operating income (loss)	$1,700	$533	$(67)	$2,166
Adjusted operating margin	35.3%	20.5%	N/A	29.3%

Three Months Ended June 30, 2025
Operating income (loss)	$1,443	$456	$(70)	$1,829
Operating margin	31.2%	19.2%	N/A	26.2%
Add (deduct) impact of noteworthy items:
Restructuring (a)	8	6	4	18
Changes in contingent and deferred consideration (b)	27	1	—	28
McGriff integration and retention related costs	45	—	—	45
Acquisition related costs (c)	—	3	—	3
Acquisition and disposition related gains	—	(6)	—	(6)
Total noteworthy items	80	4	4	88
Identified intangible amortization expense	121	19	—	140
Operating income adjustments	201	23	4	228
Adjusted operating income (loss)	$1,644	$479	$(66)	$2,057
Adjusted operating margin	35.6%	20.2%	N/A	29.5%

(a)Primarily reflects costs related to the Company's three-year program, Thrive, which focuses on our brand strategy, delivering greater value to clients, accelerating growth and improving efficiency. The program will generate savings from process and automation efficiencies and optimization of our global operating model.
(b)Reflects the change in the fair value of contingent consideration and deferred acquisition related costs.
(c)Reflects one-time acquisition and disposition related retention and other costs.
(d)Legal costs related to a restrictive covenant litigation against a competitor.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Six Months Ended June 30
(Millions) (Unaudited)

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Six Months Ended June 30, 2026
Operating income (loss)	$2,789	$1,027	$(163)	$3,653
Operating margin	28.2%	19.9%	N/A	24.3%
Add (deduct) impact of noteworthy items:
Restructuring (a)	66	21	16	103
Change in contingent and deferred consideration (b)	26	5	—	31
McGriff integration and retention related costs	83	—	6	89
Acquisition related costs (c)	1	1	—	2
Legal matter (d)	8	—	—	8
Greensill litigation (e)	425	—	—	425
Acquisition and disposition related gains	(1)	(6)	—	(7)
Total noteworthy items	608	21	22	651
Identified intangible amortization expense	238	37	—	275
Operating income adjustments	846	58	22	926
Adjusted operating income (loss)	$3,635	$1,085	$(141)	$4,579
Adjusted operating margin	36.8%	21.0%	N/A	30.5%

Six Months Ended June 30, 2025
Operating income (loss)	$3,056	$912	$(134)	$3,834
Operating margin	32.6%	19.5%	N/A	27.3%
Add (deduct) impact of noteworthy items:
Restructuring (a)	31	14	5	50
Change in contingent and deferred consideration (b)	30	7	—	37
McGriff integration and retention related costs	114	—	—	114
Acquisition related costs (c)	7	5	—	12
Acquisition and disposition related gains (f)	(28)	(6)	—	(34)
Total noteworthy items	154	20	5	179
Identified intangible amortization expense	241	38	—	279
Operating income adjustments	395	58	5	458
Adjusted operating income (loss)	$3,451	$970	$(129)	$4,292
Adjusted operating margin	36.9%	20.7%	N/A	30.7%

(a)Primarily reflects costs related to the Company's three-year program, Thrive, which focuses on our brand strategy, delivering greater value to clients, accelerating growth and improving efficiency. The program will generate savings from process and automation efficiencies and optimization of our global operating model.
(b)Reflects the change in the fair value of contingent consideration and deferred acquisition related costs.
(c)Reflects one-time acquisition and disposition related retention and other costs.
(d)Legal costs related to a restrictive covenant litigation against a competitor.
(e)Reflects estimated liability and legal expenses related to the Greensill litigation.
(f)Risk and Insurance Services in 2025 includes a gain on the sale of a business and a gain on the remeasurement of an investment. These amounts are included in revenue in the consolidated statements of income and excluded from non-GAAP underlying revenue and adjusted revenue used in the calculation of adjusted operating margin.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three and Six Months Ended June 30
(In millions, except per share data)
(Unaudited)
Adjusted income, net of tax is calculated as the Company's GAAP income from continuing operations, adjusted to reflect the after tax impact of the operating income adjustments in the preceding tables and the additional items listed below. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by the average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the three and six months ended June 30, 2026 and 2025.

	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$1,291			$1,231
Less: Non-controlling interest, net of tax		25			20
Subtotal		$1,266	$2.63		$1,211	$2.45
Operating income adjustments	$267			$228
Other net benefit credits	(50)			(48)
Investments adjustment	—			1
Income tax effect of adjustments (a)	(58)			(46)
		159	0.33		135	0.27
Adjusted income, net of tax		$1,425	$2.96		$1,346	$2.72

	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$2,477			$2,643
Less: Non-controlling interest, net of tax		65			51
Subtotal		$2,412	$4.99		$2,592	$5.23
Operating income adjustments	$926			$458
Other net benefit credits	(100)			(91)
Investments adjustment	(2)			(1)
Income tax effect of adjustments (a)	(211)			(96)
		613	1.26		270	0.55
Adjusted income, net of tax		$3,025	$6.25		$2,862	$5.78

(a)For items with an income tax impact, the tax effect was calculated using an estimated effective tax rate for each item based on jurisdiction with a blended rate for items occurring in multiple jurisdictions.

Marsh & McLennan Companies, Inc.
Supplemental Information
Three and Six Months Ended June 30
(Millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Consolidated
Compensation and benefits	$4,141	$3,895	$8,271	$7,745
Other operating expenses	1,364	1,250	3,077	2,456
Total expenses	$5,505	$5,145	$11,348	$10,201

Depreciation and amortization expense	$90	$91	$179	$179
Identified intangible amortization expense	137	140	275	279
Total	$227	$231	$454	$458

Risk and Insurance Services
Compensation and benefits	$2,583	$2,462	$5,189	$4,913
Other operating expenses	762	720	1,896	1,418
Total expenses	$3,345	$3,182	$7,085	$6,331

Depreciation and amortization expense	$51	$51	$101	$101
Identified intangible amortization expense	119	121	238	241
Total	$170	$172	$339	$342

Consulting
Compensation and benefits	$1,524	$1,398	$2,999	$2,761
Other operating expenses	576	517	1,134	1,012
Total expenses	$2,100	$1,915	$4,133	$3,773

Depreciation and amortization expense	$24	$25	$49	$49
Identified intangible amortization expense	18	19	37	38
Total	$42	$44	$86	$87

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions)

	(Unaudited) June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,700	$2,687
Cash and cash equivalents held in a fiduciary capacity	12,203	11,473
Net receivables	8,943	7,670
Other current assets	1,487	1,370
Total current assets	24,333	23,200

Goodwill and intangible assets	28,857	29,083
Fixed assets, net	806	829
Pension related assets	2,225	2,140
Right of use assets	1,428	1,460
Deferred tax assets	199	212
Other assets	1,834	1,786
TOTAL ASSETS	$59,682	$58,710

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$1,670	$1,267
Accounts payable and accrued liabilities	4,051	3,652
Accrued compensation and employee benefits	2,629	3,962
Current lease liabilities	327	333
Accrued income taxes	479	373
Fiduciary liabilities	12,203	11,473
Total current liabilities	21,359	21,060

Long-term debt	18,891	18,320
Pension, post-retirement and post-employment benefits	739	786
Long-term lease liabilities	1,494	1,529
Liabilities for errors and omissions	280	288
Other liabilities	1,486	1,412

Total equity	15,433	15,315
TOTAL LIABILITIES AND EQUITY	$59,682	$58,710

Marsh & McLennan Companies, Inc.
Consolidated Statements of Cash Flows
(Millions) (Unaudited)

	Six Months Ended June 30,
	2026	2025
Operating cash flows:
Net income before non-controlling interests	$2,477	$2,643
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	454	458
Non-cash lease expense	151	145
Share-based compensation expense	235	210
Net (gain) on investments, disposition of assets and other	(41)	(29)

Changes in assets and liabilities:
Accrued compensation and employee benefits	(1,319)	(1,334)
Provision for taxes, net of payments and refunds	169	190
Net receivables	(1,365)	(921)
Other changes to assets and liabilities	367	(31)
Contributions to pension and other benefit plans in excess of current year credit	(123)	(117)
Operating lease liabilities	(170)	(165)
Net cash provided by (used for) operations	835	1,049
Financing cash flows:
Purchase of treasury shares	(1,512)	(600)
Net proceeds from issuance of commercial paper	1,024	150
Proceeds from issuance of debt	595	—
Repayments of debt	(610)	(510)
Payment to acquire non-controlling interest	(54)	—
Net issuance of common stock from treasury shares	(32)	33
Net distributions of non-controlling interests and deferred/contingent consideration	(79)	(77)
Dividends paid	(878)	(810)
Change in fiduciary liabilities	860	(19)
Net cash provided by (used for) financing activities	(686)	(1,833)
Investing cash flows:
Capital expenditures	(134)	(114)
Purchases of long-term investments and other	(15)	(18)
Sales of long-term investments	1	84
Dispositions	12	15
Acquisitions, net of cash and cash held in a fiduciary capacity acquired	(129)	(62)
Net cash provided by (used for) investing activities	(265)	(95)
Effect of exchange rate changes on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	(141)	753
Increase (Decrease) in cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	(257)	(126)
Cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity at beginning of period	14,160	13,674
Cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity at end of period	$13,903	$13,548

Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity to the Consolidated Balance Sheets
Balance at June 30,	2026	2025
(In millions)
Cash and cash equivalents	$1,700	$1,677
Cash and cash equivalents held in a fiduciary capacity	12,203	11,871
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$13,903	$13,548

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended June 30
(Millions) (Unaudited)
Non-GAAP revenue isolates the impact of foreign exchange rate movements and certain transaction-related items from the current period GAAP revenue. The non-GAAP revenue measure is presented on a constant currency basis, excluding the impact of foreign currency fluctuations. The Company isolates the impact of foreign exchange rate movements period over period, by translating the current period foreign currency GAAP revenue into U.S. Dollars based on the difference in the current and corresponding prior period exchange rates. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue and are consistently excluded from current and prior period GAAP revenues for comparability purposes. Percentage changes, referred to as non-GAAP underlying revenue, are calculated by dividing the period over period change in non-GAAP revenue by the prior period non-GAAP revenue.
The following table provides the reconciliation of GAAP revenue to non-GAAP revenue:

	2026				2025
Three Months Ended June 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Marsh Risk	$4,071	$(28)	$(33)	$4,010	$3,849	$(4)	$3,845
Guy Carpenter	664	—	(1)	663	677	—	677
Subtotal	4,735	(28)	(34)	4,673	4,526	(4)	4,522
Fiduciary Interest Income	88	(1)	—	87	99	—	99
Total Risk and Insurance Services	4,823	(29)	(34)	4,760	4,625	(4)	4,621
Consulting
Mercer	1,598	(23)	(21)	1,554	1,498	(17)	1,481
Marsh Management Consulting	1,004	(10)	(4)	990	873	—	873
Total Consulting	2,602	(33)	(25)	2,544	2,371	(17)	2,354
Corporate Eliminations	(21)	—	—	(21)	(22)	—	(22)
Total Revenue	$7,404	$(62)	$(59)	$7,283	$6,974	$(21)	$6,953
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

	2026				2025
Three Months Ended June 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Marsh Risk:
EMEA	$1,063	$(9)	$(2)	$1,052	$1,006	$(8)	$998
Asia Pacific	439	(9)	(4)	426	409	(1)	408
Latin America	153	(10)	—	143	132	1	133
Total International	1,655	(28)	(6)	1,621	1,547	(8)	1,539
U.S./Canada	2,416	—	(27)	2,389	2,302	4	2,306
Total Marsh Risk	$4,071	$(28)	$(33)	$4,010	$3,849	$(4)	$3,845
Mercer:
Wealth	$740	$(17)	$(4)	$719	$685	$(16)	$669
Health	611	(4)	(1)	606	594	(8)	586
Career	247	(2)	(16)	229	219	7	226
Total Mercer	$1,598	$(23)	$(21)	$1,554	$1,498	$(17)	$1,481

Note: Amounts in the tables above are rounded to whole numbers.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Six Months Ended June 30
(Millions) (Unaudited)

The following table provides the reconciliation of GAAP revenue to non-GAAP revenue:

	2026				2025
Six Months Ended June 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Marsh Risk	$7,797	$(136)	$(69)	$7,592	$7,302	$(22)	$7,280
Guy Carpenter	1,904	(26)	(1)	1,877	1,883	(12)	1,871
Subtotal	9,701	(162)	(70)	9,469	9,185	(34)	9,151
Fiduciary Interest Income	173	(2)	—	171	202	—	202
Total Risk and Insurance Services	9,874	(164)	(70)	9,640	9,387	(34)	9,353
Consulting
Mercer	3,259	(91)	(52)	3,116	2,994	(19)	2,975
Marsh Management Consulting	1,901	(36)	(5)	1,860	1,691	—	1,691
Total Consulting	5,160	(127)	(57)	4,976	4,685	(19)	4,666
Corporate Eliminations	(33)	—	—	(33)	(37)	—	(37)
Total Revenue	$15,001	$(291)	$(127)	$14,583	$14,035	$(53)	$13,982
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

	2026				2025
Six Months Ended June 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Marsh Risk:
EMEA	$2,271	$(91)	$(11)	$2,169	$2,065	$(10)	$2,055
Asia Pacific	808	(22)	(8)	778	744	(2)	742
Latin America	289	(19)	—	270	256	1	257
Total International	3,368	(132)	(19)	3,217	3,065	(11)	3,054
U.S./Canada	4,429	(4)	(50)	4,375	4,237	(11)	4,226
Total Marsh Risk	$7,797	$(136)	$(69)	$7,592	$7,302	$(22)	$7,280
Mercer:
Wealth	$1,492	$(55)	$(16)	$1,421	$1,355	$(20)	$1,335
Health	1,272	(24)	(3)	1,245	1,202	(13)	1,189
Career	495	(12)	(33)	450	437	14	451
Total Mercer	$3,259	$(91)	$(52)	$3,116	$2,994	$(19)	$2,975

Note: Amounts in the tables above are rounded to whole numbers.